UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2010

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

_____________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, Ralcorp Holdings, Inc. (“Ralcorp”) announced the appointment of Walt George as Corporate Vice President and President of American Italian Pasta Company (“AIPC”), which it acquired on July 27, 2010, effective immediately.  Prior to his appointment, Mr. George served as an Executive Vice President of AIPC since February 2003 and as Chief Operating Officer of AIPC since December 2008.   A press release announcing the appointment is attached hereto as exhibit 99.1 and incorporated herein by reference.

Mr. George’s compensation terms include an annual base salary of $355,000 and an annual cash bonus target of 60% of base salary.  Mr. George will also enter into the Ralcorp Management Continuity Agreement for corporate officers, the terms of which are described in Ralcorp’s most recent proxy statement, filed with the Securities and Exchange Commission on November 30, 2009. He is also eligible to receive such other employee benefits as are generally made available to other corporate officers.

Upon his appointment, Ralcorp granted Mr. George 5,000 restricted units (“Units”).  The Units vest on July 30, 2013 with each Unit representing the right to receive a cash payment upon vesting equal to the fair market value of one share of Ralcorp common stock.  The foregoing description of the Unit award is qualified in its entirety by reference to the restricted unit agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description

10.1	Form of Restricted Unit Award Agreement
99.1	Press Release dated July 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

Date:	August 4, 2010	By: /s/ T. G. Granneman
T. G. Granneman
Corporate Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Number	Description

10.1	Form of Restricted Unit Award Agreement
99.1	Press Release dated July 30, 2010